Exhibit 99.1

Press Release

April 30, 2008

Dominion Capital Management Corporation Added to Universal Capital Management, Inc. Portfolio of Companies

WILMINGTON, Del., April 30 /PRNewswire-FirstCall/ -- Universal Capital Management, Inc. (OTC Bulletin Board: UCMT.OB), a Wilmington, Delaware business development company that provides management and strategic growth resources to emerging growth companies, is pleased to announce that Dominion Capital Management Corporation, a Texas corporation, has become its newest portfolio company.

"This is a seasoned and experienced management team that has been very successful in the past with this type of a financial business plan," said UCM President and CEO Michael D. Queen. "Dominion Capital is unlike any other company in our portfolio and we are excited about this addition," Mr. Queen added.

Dominion Capital Management is a development stage company that has licensed a proprietary risk-mitigating process to offer contract and purchase order financing solutions to small business contractors nationwide. The Company will offer its credit facilities through a national network of factoring companies that will provide commercial credit facilities to small businesses.

The Company will issue short-term standby letters of credit to participating factoring companies or suppliers to induce the extension of commercial credit or funding to meet contracted delivery expenses.

About Dominion Capital Management Corporation: Dominion Capital Management Corporation is a development stage company that was founded in March 2008. The founders have extensive backgrounds in banking, small business administration, investment training and financial advising.

About Universal Capital Management, Inc.: Universal Capital Management, Inc., is a publicly traded Business Development Company created under the Investment Act of 1940. Its purpose is to assist its portfolio companies with funding and management to facilitate growth and increase their value. Please refer to the company's website at http://www.unicapman.com.

Forward-looking Statements:

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words, such as Universal Capital Management, Inc., or Dominion Capital Management Corporation "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe UCM's or Dominion Capital Management Corporation's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UCM or Dominion Capital Management Corporation as appropriate, and the valuation of UCM's investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UCM and Dominion Capital Management Corporation believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and both UCM and Dominion Capital Management Corporation do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.